Exhibit 10.15

Jieying Automobile Offline ( 2017-001 )

Supplemental Agreement of

Automobile Consumption Loan Cooperation (Framework) Agreement

No: Yin Qi (201) He Zuo Bu Zi No. [ ]

Party A: Shanghai Branch of Ping An Bank Co., Ltd.

Party B: Shanghai Jieying Automobile Sales Co., Ltd. (上海捷盈汽車銷售有限公司)

On the basis of equality and mutual benefit, Party A and Party B agreed to enter into the supplemental agreement in accordance with”Automobile Consumption Loan Cooperation (Framework) Agreement” (hereinafter referred to as the “Cooperation Agreement”) and other supplementary agreements between both parties upon further confirmation of the service fee.

I. Service Mode

The parties hereto shall cooperate in the development, management, coordination, improvement and other matters of automobile consumption loan business. Party B shall cooperate with Party A in the development of the financial service of automobile consumption loan. Party B shall provide customer referral service based on the voluntariness of customers’ choice, and Party A shall be responsible for the negotiation of the specific financial business.

II. Term of Service

This Agreement shall take effect from June 1, 2017 to December 31, 2017.

III. Service Fee and Settlement

1. Based on the engaging customers and business services to be provided by Party B, Party A shall pay the service fee (tax inclusive) to Party B in accordance with the following fee standard upon verification by both parties hereto, service fee = amount of the loan* fee standard:

Rate of interest Single Loan	12% (inclusive)	from 12.5% (inclusive)	10% (inclusive)	from 10.5% (inclusive)	14% (inclusive)	from 14.5% (inclusive)	16% (inclusive)	from 16.5% (inclusive)

At the same time, the following criteria it shall be met.

1) The number of loans for used cars in a single natural month shall not be less than 5;

2) Within 3 months after the issuance of a single loan, provided the loan be overdue for more than 30 natural days, the corresponding fee shall be deducted.

RMB50,000 or less	1%	1.5%
[RMB50,000, RMB500,000)			1%	1.5%
[RMB500,000, RMB1,000,000)					1%	1.5%
above RMB1,000,000 (inclusive)							1%	1.5%

2. The service fee shall be settled on monthly basis. Party A shall provide a consolidated breakdown table of automobile consumption loan business for the previous month to Party B before the 10th of each month, and Party B shall issue a value-added tax invoice upon the confirmation by both parties hereto. Party A shall settle the payment to the designated settlement bank account of Party B within 15 working days upon receiving the invoice.

3. The designated account of Party B

Account Bank : Beijing East 3rd Ring Road Branch of China Merchants Bank

Account Name : Shanghai Jieying Automobile Sales Co., Ltd. (上海捷盈汽車銷售有限公司)

Account No. : 110928168110901

IV. Anti-commercial Bribery Provisions

1. Both parties hereto should inform themselves as to and be willing to strictly abide by the laws and regulations of the People’s Republic of China on anti-commercial bribery. Both parties hereto should inform themselves as to any bribery and corruption will violate the law and will be severely punished by the law.

2. None of the parties hereto may request, accept, provide, or give any benefit other than the benefit agreed therein to the other party or responsible person of the other party or other relevant personnel, including but not limited to commission, brokerage, cash, shopping card, physical goods, securities, journey or other non-material interests, provided such benefits are industry practice or common practice, they must be clearly stated therein.

3. Party A must strictly prohibit any commercial bribery by its responsible person. Any behavior listed in the second clause of this term would be a violation of Party A’s company rules and should be severely punished according to Party A’s company rules and national laws.

4. Party A hereby solemnly instructs that, Party A objects Party B or responsible person of Party B with any third party other than a party hereto, for the purposes hereof, any behavior listed in the second clause of this term, which are in violation of national laws, and would be punished by national laws.

5. If one party or its responsible person violates the provisions of clause 2-4 above and causes loss to the other party, it shall be liable for the damages.

6. “Other relevant personnel” mentioned in this term refers to persons other than the responsible person of the parties hereto who are directly or indirectly interested herein, including but not limited to the relatives and friends of the responsible person.

V. Others

Those unmentioned herein, provided that such is agreed in the Cooperation Agreement, shall be implemented based on provisions hereof. For those not yet contracted, may be added as an appendix. This agreement is made in two originals that should be held by each party, each of which shall be deemed equally authentic. It takes effect after both parties hereto have signed (or stamped with a signature) or stamped.

(No text below)

(There is no text on this page. It is the signature page of the “Supplemental Agreement of

Automobile Consumption Loan Cooperation (Framework) Agreement”)

Party A (seal): Shanghai Branch of Ping An Bank Co., Ltd.

Responsible person or authorized agent (signature):

Party B (seal): Shanghai Jieying Automobile Sales Co., Ltd. (上海捷盈汽車銷售有限公司)